                                                                      EXHIBIT 99

                               Saul Centers, Inc
                   Schedule of Current Portfolio Properties
                                 June 30, 1999

                                                               Leasable                Year
                                                                 Area                Developed             Land
                                                                (Square              or Acquired            Area
        Property                      Location                   Feet)               (Renovated)          (Acres)
  ----------------------      --------------------------    ----------------      ------------------    -----------
Shopping Centers
----------------
  Ashburn Village             Ashburn, VA                           108,204             1994               12.7
  Beacon Center         (a)   Alexandria, VA                        355,659       1972 (1993/1998)         32.3
  Belvedere                   Baltimore, MD                          54,941             1972                4.8
  Boulevard                   Fairfax, VA                            56,350             1994                5.0
  Clarendon                   Arlington, VA                           6,940             1973                0.5
  Clarendon Station           Arlington, VA                           4,868             1996                0.1
  Flagship Center             Rockville, MD                          21,500          1972, 1989             0.5
  French Market               Oklahoma City, OK                     213,625        1974 (1984/98)          13.8
  Germantown                  Germantown, MD                         26,241             1992                2.7
  Giant                       Baltimore, MD                          70,040          1972 (1990)            5.0
  The Glen                    Lake Ridge, VA                        112,639             1994               14.7
  Great Eastern               District Heights, MD                  255,448          1972 (1995)           23.9
  Hampshire Langley           Langley Park, MD                      134,425          1972 (1979)            9.9
  Leesburg Pike               Baileys Crossroads, VA                 97,888        1966 (1982/95)           9.4
  Lexington Mall              Lexington, KY                         315,747             1974               30.0
  Lumberton                   Lumberton, NJ                         189,898        1975 (1992/96)          23.3
  Olney                       Olney, MD                              53,765          1975 (1990)            3.7
  Park Road Center            Washington, DC                        106,650          1973 (1993)            1.7
  Ravenwood                   Baltimore, MD                          87,750             1972                8.0
  Seven Corners               Falls Church, VA                      567,994         1973 (1994-7)          31.6
  Shops at Fairfax      (a)   Fairfax, VA                            60,703       1975 (1993/1998)          6.7
  Southdale                   Glen Burnie, MD                       479,749          1972 (1986)           39.6

                                       Percentage Leased

        Property                    Jun-1999      Jun-1998                Anchor / Significant Tenants

  ----------------------          ------------  ------------    --------------------------------------------------------------------
Shopping Centers
----------------
  Ashburn Village                       98%             98%     Giant Food, Blockbuster
  Beacon Center         (a)            100%             98%     Lowe's, Giant Food, Office Depot, Outback Steakhouse, Marshalls,
                                                                Just For Feet, Hollywood Video, Hancock Fabrics
  Belvedere                             91%             97%     Food King, McCrory
  Boulevard                            100%            100%     Danker Furniture, Petco, Party City
  Clarendon                            100%            100%
  Clarendon Station                    100%             78%
  Flagship Center                      100%            100%
  French Market                         81%             62%     Bed Bath & Beyond, Lakeshore Learning Center, Fleming Food, Furr's
                                                                Cafeteria, BridesMart, Staples
  Germantown                           100%            100%
  Giant                                100%            100%     Giant Food
  The Glen                              97%             97%     Safeway Marketplace, CVS Pharmacy
  Great Eastern                         97%             52%     Giant Food, Pep Boys, Big Lots, Run N' Shoot
  Hampshire Langley                    100%             96%     Safeway, McCrory
  Leesburg Pike                        100%            100%     Zany Brainy, CVS Pharmacy, Hollywood Video
  Lexington Mall                        87%             92%     Dillard's, Dawahares of Lexington, Fashion Shops, Rite Aid
  Lumberton                             91%             87%     SuperFresh, Rite Aid, Blockbuster, Mandee
  Olney                                100%             94%     Rite Aid
  Park Road Center                     100%            100%
  Ravenwood                            100%            100%     Giant Food
  Seven Corners                        100%             98%     Home Depot, Shoppers Club, Best Buy, Michaels,  Barnes & Noble, Ross
                                                                Dress For Less, G Street Fabrics
  Shops at Fairfax      (a)            100%             98%     SuperFresh
  Southdale                             96%            100%     Giant Food, Hechinger, Circuit City, Kids R Us, Michaels, Marshalls,
                                                                PetSmart, Value City Furniture

                                                               Leasable                Year
                                                                 Area                Developed             Land
                                                                (Square              or Acquired            Area
        Property                      Location                   Feet)               (Renovated)          (Acres)
  ----------------------      --------------------------    ----------------      ------------------    -----------
Shopping Centers  (continued)
----------------

  Southside Plaza             Richmond, VA                          352,964             1972               32.8
  South Dekalb Plaza          Atlanta, GA                           167,591             1976               14.6
  Thruway                     Winston-Salem, NC                     345,054          1972 (1997)           30.5
  Village Center              Centreville, VA                       142,881             1990               17.2
  West Park                   Oklahoma City, OK                      77,810             1975               11.2
  White Oak                   Silver Spring, MD                     480,156          1972 (1993)           28.5
                                                            ----------------                            --------
                                 Total Shopping Centers           4,947,480                               414.5
                                                            ----------------                            --------

Office Properties
-----------------

  Avenel I-III                Gaithersburg, MD                      285,218          1981/85/89            28.2
  Avenel IV                   Gaithersburg, MD                       46,227             1998                3.2
  Avenel V                    Gaithersburg, MD                       27,667             1999                2.0
  601 Pennsylvania Ave        Washington, DC                        225,223          1973 (1986)            1.0
  Van Ness Square             Washington, DC                        156,182          1973 (1990)            1.2
                                                            ----------------      ------------------    --------
                                Total Office Properties             740,517                                35.6
                                                            ----------------                            --------

Industrial Property
-------------------

  Crosstown             (b)   Tulsa, OK                             197,135             1975               21.5
                                                            ----------------                            --------

Development Property
--------------------

  North Washington      (c)   Alexandria, VA                                            1973                2.0
                                                            ----------------                            --------

                                        Total Portfolio           5,885,132  SF                           471.6
                                                            ================                            ========

                                       Percentage Leased

        Property                    Jun-1999      Jun-1998                Anchor / Significant Tenants

  ----------------------          ------------  ------------    --------------------------------------------------------------------

Shopping Centers  (continued)

----------------



  Southside Plaza                       90%             84%     CVS Pharmacy, Community Pride Supermarket, Maxway

  South Dekalb Plaza                    78%             97%     MacFrugals, Pep Boys, The Emory Clinic

  Thruway                               87%             86%     Stein Mart,  Harris Teeter, Fresh Market, Eckerd Drugs, Houlihan's,

                                                                Borders Books,  Zany Brainy,  Blockbuster, Bocock-Stroud
  Village Center                        91%             87%     Giant Food

  West Park                             58%             92%     Homeland Stores, Family Dollar

  White Oak                            100%            100%     Giant Food, Sears, Rite Aid, Blockbuster

                               -------------    ------------

                                        94%             92%

                               -------------    ------------



Office Properties

-----------------



  Avenel I-III                          97%             97%     Quanta Systems, General Services Administration, GeneLogic

  Avenel IV                            100%              0%     Boston Biomedica, MicroAge

  Avenel V                              78%              0%

  601 Pennsylvania Ave                 100%            100%     General Services Administration, Capital Grille

  Van Ness Square                       95%             90%     United Mine Workers Pension Trust, Office Depot, Pier 1

                               -------------    ------------
                                        97%             97%
                               -------------    ------------

Industrial Property
-------------------

  Crosstown             (b)              0%              7%
                               -------------    ------------

Development Property
--------------------

  North Washington      (c)                            100%
                               -------------    ------------

                                        91%             89%
                               =============    ============


(a) Property is being redeveloped. Leasable area and percentage leased includes space leased and under development.
(b) Shopping center conversion - currently in approval and pre-development.
(c) Construction of a 230,000 square foot class A mixed-use office/retail project is due to be completed summer 2000.